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                                                                     EXHIBIT 9.8

                                [ ]MM[ ]DD, 2004

            TRUST ARRANGEMENT AGREEMENT ABOUT CERTAIN EQUITY INTEREST
             OF CHINA NETCOM CROUP CORPORATION (HONG KONG) LIMITED

                                  BY AND AMONG

                    CHINA RAILWAYS TELECOMMUNICATIONS CENTER

                 CHINA NETWORK COMMUNICATIONS GROUP CORPORATION

                                       AND

                  CHINA NETCOM GROUP CORPORATION (BVI) LIMITED

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This Trust Arrangement Agreement is made and entered into on [-], 2004 in
Beijing, People's Republic of China (hereinafter referred to as "PRC") by and among the following parties:

(1) China Railways Telecommunications Center (hereinafter referred to as CRTC) Registered address: No.18 North Fengwo Road, Haidian District, Beijing

      Legal representative:

(2) China Network Communications Group Corporation (hereinafter referred to as CHINA NETCOM GROUP)

      Registered address: Building C, No.156, Fuxingmennei Avenue, Xicheng District, Beijing, China

      Legal representative: Zhang Chunjiang

(3)   China Netcom Group Corporation (BVI) Limited/CNC BVI

      Registered address:P.O. Box 3140, Wickhams Cay I, Road Town, Tortola, British Virgin Islands

WHEREAS:

(A) As part of the Restructuring and Listing Plan of China Netcom Group (hereinafter referred to as RESTRUCTURING AND LISTING PLAN OF CHINA NETCOM GROUP) reported to the State Council, CRTC will become the beneficiary holder of 37,822,125 ordinary shares of par value at US$0.04 each (hereinafter referred to as TRUST SHARES) of CNC HK (as defined below);;

(B) CNC BVI will become the trustee of the CRTC to hold Trust Shares nominally on the register of shareholders of CNC HK and the CRTC agrees to become the beneficiary holder of Trust Shares through the Declaration of Trust (See Exhibit 1) and this Agreement entered into with CNC BVI.

In order to further specify the rights and obligations of each party hereto and relevant matters under this Trust Arrangement, CRTC, China Netcom Group and CNC BVI hereby agree as follows:

1     DEFINITIONS

      Unless otherwise specified by the clauses or context in this Agreement, the following terms shall have the meanings set out below:

      CNC HK                        China Netcom Croup Corporation (Hong
                                    Kong) Limited, a limited company
                                    incorporated and validly existing under Hong
                                    Kong laws with its registered address at F/59, Bank of China Tower, 1 Garden Road, Hong Kong.

      LISTING Means the global IPO of CNC HK and listing on the Stock Exchange of Hong Kong Limited and American Stock Exchange.

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      STATE SHAREHOLDER OF CNC HK   Means the Chinese Academy of Science,
                                    Information and Network Center of State
                                    Administration of Radio, Film and
                                    Television, China Railways
                                    Telecommunications Center, Shanghai Alliance
                                    Investment Limited, Shandong Provincial
                                    State-owned Assets Supervision and
                                    Administration Commission and CNC BVI as the shareholders of CNC HK.

      BUSINESS DAY                  Any days other than Saturday, Sunday or
                                    Hong Kong public holidays.

2     EFFECTIVE DATE

      This Agreement shall come into force immediately when the Restructuring and Listing Plan of China Netcom Group is approved by all relevant governmental authorities and the CRTC has obtained the beneficiary ownership of Trust Shares.

3     NATURE OF TRUST SHARES

3.1 The CRTC agrees and confirms that Trust Shares are state-owned shares, and agrees to perform its obligations as state shareholders and dispose Trust Shares in accordance with relevant laws and regulations of China for the period it acts as the beneficiary holder of Trust Shares (regardless before or after the listing of CNC HK), including but not limited to performing relevant obligations as state shareholder of CNC HK by referencing to relevant requirements of Interim Procedure for Management of Selling Out State-owned Shares to Raise Social Security Fund, and instructing CNC BVI to sell certain number of shares of CNC HK and fully pay the proceeds to the social security fund. The number of shares of CNC HK to be sold by the CRTC shall be calculated based on the following formula:

                        Number of shares of CNC HK             Number of
      Number of       directly or indirectly held by CRTC      new shares
      shares to be  = -------------------------------------- x during  the x 10%
      sold by CRTC     Total number of shares of CNC           listing of
                      HK directly or indirectly held by all    CNC HK
                       state shareholders of CNC HK

3.2 Notwithstanding the stipulation under Section 3.1, the CRTC shall process relevant legal procedures in accordance with requirements of relevant domestic regulatory authorities if such authorities have other further requirements state shareholders of CNC HK to sell out their shares in CNC HK and pay the proceeds to the social security fund. After listing of CNC HK, the CRTC is obliged to continue to perform its obligation of selling out state-owned shares (the number of shares to be sold out by CRTC shall be calculated by referencing to the method under Section 3.1) in accordance with requirements of Interim Procedure for Management of Selling Out State-owned Shares to Raise Social Security Fund if CNC HK continues conducting equity financing on capital markets during the period CRTC continues to hold shares of CNC HK.

4     RESTRICTIONS ON SHARE TRANSFER

4.1   The CRTC agrees that it shall not directly or indirectly:

      4.1.1 sell or sell by agreement;

      4.1.2 pledge, mortgage or impawn; or

      4.1.3 transfer in other ways,

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      the Trust shares or any interests therein, and shall not grant any share option of the Trust Shares for a period within 24 months from the effective date of this Agreement until the date on which the shares of CNC HK are initially traded on Stock Exchange of Hong Kong Limited (hereinafter to referred to as LOCK-UP PERIOD) unless it is performing its obligations as state shareholders in accordance with relevant laws and regulations of China.

4.2 The CRTC agrees to enter into a Lock-up Period Agreement as required by generally accepted market practice. The Lock-up Period Agreement shall include the commitment of CRTC not to transfer or instruct CNC BVI to transfer the Trust Shares for a period less than 24 months from the date on which the shares of CNC HK are initially traded on the Stock Exchange of Hong Kong Limited, unless it is performing its obligations as state shareholders in accordance with relevant laws of China.

4.3 The CRTC agrees that it will not directly or indirectly pledge, mortgage or impawn the Trust Shares or any interests thereof after the Lock-up Period unless it has obtained prior written consent from China Netcom Group.

4.4 Without breach of Section 4.5 herein, the CRTC commits that it will not transfer any Trust Shares to any foreign investors during and after the Lock-up Period in strict accordance with applicable Chinese laws, regulations or policies on foreign investments' access to China telecommunication industry to meet the limitations set on foreign investors by these laws, regulations or policies.

4.5 The CRTC must obtain approvals (including but not limited to approvals on number, method and price of the shares to be transferred) from domestic regulatory authorities (including but not limited to State-owned Assets Supervision and Administration Commission of the State Council or local State-owned Assets Supervision and Administration Commissions with appropriate jurisdictions and Ministry of Commerce of the People's Republic of China) to transfer or instruct CNC BVI to transfer the Trust Shares.

4.6 The CRTC shall entrust CNC BVI to carry out relevant legal procedures when disposing (including transferring) the Trust Shares during or after the Lock-up period.

5     FIRST REFUSAL RIGHT

5.1   Offering for Transfer

      On the premise that all stipulations under Section 4 above and Section 5 are complied, the CRTC may transfer all or part of the Trust Shares (hereinafter referred to as RELEVANT OFFERING EQUITY) to any third party (hereinafter referred to as THIRD PARTY PURCHASER) in accordance with
      Section 5 upon sending or receiving an offering satisfying all requirements under Section 5.1.1 and 5.1.2 below (hereinafter referred to as OFFERING FOR TRANSFER):

      5.1.1 The purchase price in the written Offering for Transfer in good faith sent to or received from a Third Party Purchaser is based on market prices and includes all main terms and conditions of an offering (including scheduled completion date of transfer); and

      5.1.2 If the offering is issued by the CRTC, the Third Party Purchaser has expressed its intention to accept the offering in terms and conditions set out in the offering.

5.2 Notwithstanding the stipulation in Section 5.1.2, the Offering for Transfer must be sent to China Netcom Group if the Offering is issued by the CRTC (regardless what kind of form it uses). China Netcom Group may exercise its option in accordance with Section 5.4 herein.

5.3   Transfer Notice

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5.3.1 If the CRTC has received an Offering for Transfer meeting the requirements under Section 5.1, it must give a notice (hereinafter referred to as TRANSFER NOTICE) to China Netcom Group within two business day, agreeing to sell the Relevant Offering Equity to CNC BVI at the same cash price and conditions not higher than those listed in the Offering for Transfer.

5.3.2 The Transfer Notice must specify:

      (i) the identity of the Third Party Purchaser (when acting as trustee) and the final beneficiary owner of the trust;

      (ii) the offering acceptance period for Relevant Offering Equity to be sold by the CRTC to CNC BVI by offering.This period shall be no less than 40 business days from the date of Transfer Notice (hereinafter referred to as ACCEPTANCE PERIOD); and

      (iii) Details of all other terms and conditions in the Offering for Transfer.

5.4   Option of China Netcom Group

      China Netcom Group may:

      5.4.1 give written notice to the CRTC within the Acceptance Period to completely accept the offerings listed in the Transfer Notice (hereinafter referred as ACCEPTANCE NOTICE OF CHINA NETCOM GROUP);

      5.4.2 give written notice to the CRTC within the Acceptance Period to reject the offerings listed in the Transfer Notice;

      5.4.3 neither give the Acceptance Notice of China Netcom Group nor reply to the Transfer Notice within the Acceptance Period, in which case China Netcom Group shall be deemed as having rejected the offerings listed in the Transfer Notice.

5.5   Results

      5.5.1 If China Netcom Group completely accepts the offerings listed in the Transfer Notice in accordance with Section 5.4.1, the CRTC must sell Relevant Offering Equity to CNC BVI or its designated person.

      5.5.2 If the offerings listed in the Transfer Notice are rejected in accordance with Section 5.4.2 or deemed to be rejected in accordance with Section 5.4.3, the CRTC may sell Relevant Offering Equity to the Third Party Purchaser sending out the Offering upon the approvals (including approvals on number, method and price of the shares to be transferred) from domestic regulatory authorities (including but not limited to State-owned Assets Supervision and Administration Commission of the State Council or local State-owned Assets Supervision and Administration Commission with appropriate jurisdictions and the Ministry of Commerce of the People's Republic of China).

6     MISCELLANEOUS

6.1   Confidential Restriction

      For the confidential and proprietary information (hereinafter referred to as CONFIDENTIAL INFORMATION) disclosed by any party to another party with respect to its businesses, financial status and other confidential affairs for the purpose of this Agreement, the receiver shall: (i) keep the confidential information under confidentiality; (ii) not disclose above Confidential Information (except for the information disclosure as required by

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      Section 6.2 under this Agreement) to any persons or entities other than its employees and professional advisors that need accesses to the Confidential Information to perform their duties.

6.2   Information Disclosure

      Each party agrees and commits to duly perform its information disclosure obligation under this Agreement in accordance with relevant regulations to practically protect the interests of each party.

6.3   Governing Laws

      The establishment, effectiveness, interpretation and performance of this Agreement and dispute resolution shall be governed by laws of Hong Kong Special Administrative Region.

6.4   Dispute Resolution

      Any disputes arising from the execution, performance and interpretation of this Agreement shall be resorted to sincere negotiation first. In case of failure of negotiation within 30 days as from the date when such disputes arise, any party may refer relevant disputes to China International Economic and Trade Arbitration Commission for arbitration in Beijing in accordance with valid arbitration rules. The arbitration verdict shall be conclusive and binding upon both parties. Except for the disputed matters under arbitration, other parts of this Agreement shall stay in force during arbitration.

6.5   Expenses and Taxation

      6.5.1 The CRTC and CNC BVI shall share the equity transfer expenses, such as approval and registration expenses that are required are to be paid and charged by governmental regulatory authorities in accordance with relevant laws and regulation.

      6.5.2 The taxes to be collected separately from each party in accordance with laws and regulations shall be assumed by the taxpayer.

6.6   Waiver

      The failure or delay of exercising the rights under this Agreement or any other contracts or agreements in connection with this Agreement of any Party hereto shall not be deemed as the waiver of such rights; any sole or partial exercise of such rights shall not hinder the full exercise of such rights in the future.

6.7   Revision and Supplement

      This Agreement shall not be revised or supplemented by oral and may be revised or supplemented only upon endorsement on written documents by each party. Any supplements to this Agreement shall be deemed as indivisible parts of this Agreement.

6.8   Severability

      The invalidity of any clauses hereto shall not affect the validity of any other clauses of this Agreement.

6.9   Notice

      Any notices as required by this Agreement sent by any party hereto to another shall be written in Chinese and sent by registered mail, or by fax confirmed by a registered mail immediately to relevant parties. Notices required to be sent by this Agreement shall be deemed as received after 3 days of the date of postmark if by registered mail, and the

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      sending date if by fax. All notices shall be addressed to the addresses first listed above until the receivers give a written notice changing the address.

6.10  Counterparts of this Agreement

      This Agreement is made in ten counterparts, each party keeps one. The other seven counterparts will be used for approval processing and conversion registration procedures.

6.11  Further Undertakings

      During any period after execution of this Agreement, each party shall take all reasonable efforts to procure any necessary third parties to execute documents and take behaviors reasonably required by relevant parties so that relevant parties may fully enjoy interests under all clauses of this Agreement. All relevant expenses shall be at the cost of relevant parties.

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This Agreement has been executed and delivered as agreement by each party on the date listed first above.

Executed as agreement:

CHINA RAILWAYS TELECOMMUNICATIONS CENTER (official seal):

Legal representative or authorized representative (signature):

      Witnessed by:

      Witness signature:

Executed as agreement:

CHINA NETWORK COMMUNICATIONS GROUP CORPORATION (official seal):

Authorized representative (signature):

      Witnessed by:

      Witness signature:

Executed as agreement:

CHINA NETCOM GROUP CORPORATION (BVI) LIMITED (official seal):

Director (signature):

Director or corporate secretary (signature):

      Witnessed by:

      Witness signature:

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                                    EXHIBIT 1

                              DECLARATION OF TRUST

To: China Railways Telecommunications Center of No 18 Beifengwo Road, Haidian District, Beijing, China

Date:             2004

1 We, China Netcom Group Corporation (BVI) Limited of P.O. Box 3140, Wickhams Cay I, Road Town, Tortola, British Virgin Islands, hereby declare that the shares specified in the Schedule hereto (the "Relevant Shares") are now and have at all times since the Relevant Shares became registered in our name been held in trust for you absolutely.

2     WE HEREBY UNDERTAKE:

2.1 to account to you for all distributions or dividends whether in the form of cash, stock, in specie or otherwise, or other moneys paid to us on or in respect of the Relevant Shares;

2.2 subject to the terms of the Trust Arrangement Deed In Respect Of Shares In China Netcom Group Corporation (Hong Kong) Limited among Shandong Provincial State-owned Assets Supervision and Administration Commission, China Network Communications Group Corporation and ourselves, to transfer or otherwise deal with the Relevant Shares as you may from time to time direct in writing;

2.3 to exercise the voting powers and other rights in respect of the Relevant Shares in such manner as you shall from time to time direct in writing; and

2.4 to sign or execute such documents or instruments as may be necessary for the purposes of this Paragraph 2.

3 In consideration of us holding the Relevant Shares in trust for you and our undertakings as set out in Paragraph 2 above, you agree to hold us harmless for any costs, expenses and liabilities incurred or arisen in connection with the holding of the Relevant Shares in trust for you or any of our acts performed under or pursuant to this Declaration.

4 This Declaration shall be governed by and construed in accordance with the laws of Hong Kong Special Administrative Region.

References herein to the Relevant Shares shall where the subject or context permits or requires include references to any of the Relevant Shares.

IN WITNESS whereof these presents have been executed as a Deed by us on the date mentioned in the above.

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THE COMMON SEAL of CHINA NETCOM
GROUP CORPORATION (BVI) LIMITED was  }
hereunto affixed in the presence of:

Director

Director/Secretary

                                       Agreed and accepted by:
                                       CHINA RAILWAYS TELECOMMUNICATIONS CENTER

                                       _________________________________________
                                       Name:
                                       Title:
                                       Date:

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                                    SCHEDULE

                               THE RELEVANT SHARES

NAME OF COMPANY                                             PARTICULARS OF SHARES
China Netcom Group Corporation (Hong Kong) Limited          37,822,125 ordinary shares of par value US$0.04
                                                            each, credited as fully paid-up, irrespective
                                                            of whether such ordinary shares are issued and
                                                            allotted before, at or after the initial public
                                                            offering of China Netcom Group Corporation
                                                            (Hong Kong) Limited

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